EXHIBIT 99.1

                                 PRESS RELEASE

             AUSTRALIAN-CANADIAN OIL ROYALTIES LTD. (OTCBB: AUCAF)
  ACOR ANNOUNCES CLOSING OF SURAT BASIN ASSETS, SECOND TRANCHE OF FINANCING AT
                 $0.35 PER SHARE AND PROVIDES CORPORATE UPDATE

FOR IMMEDIATE RELEASE

CISCO, TX, MARCH 1, 2012 -Australian-Canadian Oil Royalties Ltd. (OTCBB: AUCAF) ("ACOR" or the "Company") is pleased to announce the closing of the acquisition of working interests in the Surat basin, onshore Australia, as previously announced on November 21, 2011. The Company is also pleased to announce the closing of the second tranche of financing at US$0.35 per share and provide guidance on current and future operations in Australia.

HIGHLIGHTS

     o Acquisition of a 100% working interest in 4 oilfields with independently estimated remaining recoverable resources between 3.8 million barrels and 6.6 million barrels(1).

     o Acquisition of a 50% working interest in 1 oilfield with independently estimated remaining recoverable resources of 100,000 barrels net to the Company1

     o Closing of two financings for gross total proceeds of approximately US$1.915 million

     o Addition of Bill Petrie Sr. and Jesse Meidl to the Company's Board of Directors, and retirement of Robert Kamon from the Company's Board of Directors

(1)  Per report dated August 2007 by CDS Data Services Pty Ltd.

SURAT BASIN ACQUISITION - SIGNIFICANT REMAINING RECOVERABLE OIL

ACOR has acquired a 100% working interest in PL 18, PL 40, and a 50% working interest in PL 280 are located in the Bowen/Surat Basin in Queensland Australia. This basin was home to the first oil discovery in Australia, and is currently the focus of significant coal-seam gas exploration and production activity by others.

The assets acquired by ACOR include 5 oilfields: Yellowbank Creek, Thomby Creek, Louise, McWhirter, Narrows and Beardmore. These fields were developed in the 1970's and 1980's, and have collectively produced approximately 7-10% of the estimated oil originally in place ("OOIP"). ACOR believes that up to 50% of the OOIP is potentially recoverable through the application of well-established enhanced recovery techniques including downspacing, horizontal drilling, and reservoir pressure maintenance through waterflooding.

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In 2007, the vendors of the Surat assets (the "Vendors") obtained an independent resource report by CDS Data Services Pty Ltd. ("CDS Report") to assess the remaining recoverable oil resources in the 5 fields. The CDS Report provided a range of 3.8 million barrels of oil equivalent to 6.7 million barrels of remaining recoverable oil resources. Since 2007, there has been no significant investment in the fields as the Vendors were unsuccessful in securing the necessary capital to develop the remaining oil resources (See "Cautionary Statements" below). The fields were recently producing 4 barrels of oil per day
(bopd) of high quality 51(degree) oil, which is sold at a premium of approximately US$8.50 above Brent crude oil price, or a premium of approximately US$24.00 above West Texas Intermediate crude oil price.

POST-CLOSING ACOR CAPITAL STRUCTURE

Post-closing, ACOR currently has 50,000,000 shares issued and outstanding. ACOR has agreed to hold an annual and special meeting of shareholders as soon as practicable, in order to, among other things, amend the authorized share capital of the Company to provide for an unlimited number of shares. Upon such amendments taking effect and in accordance with the terms of the share exchange agreement dated November 17, 2011 (the "Share Exchange Agreement") among ACOR, 1629518 Alberta Ltd. and certain other parties thereto, the Company will issue an additional 69,065 shares of the Company to Bill Petrie Sr, Bill Petrie Jr, and Jesse Meidl, along with the issuance of 5,000,000 Share Purchase Warrants of ACOR (the "Warrants") to certain persons in accordance with the Share Exchange Agreement. The Warrants will have a strike price of US$0.25 per share, and will only vest if the Company trades at a price above US$1.00 per share for 10 consecutive days, with a total of 100,000 ACOR shares trading during the 10 day period, and expire 24 months after closing.

The Company has agreed to pay the Vendors US$3.0 million within 12 months of the closing of the Acquisition (the "Deferred Consideration"). The Vendors have secured a first lien over PL 18, PL 40, and PL 280. The Company intends to secure a reserve based lending facility to refinance the Deferred Consideration, which does not accrue interest or other charges within 12 months of closing.

NEW DIRECTORS

The Board of ACOR are pleased to add two experienced oil industry executives:
William Petrie Sr. and Jesse Meidl.

Mr. Petrie has in excess of 35 years' experience as a petroleum geologist, primarily in Western Canada. He began his career with Mobil Oil, leaving after several years to join the independent sector. He has been involved as President and Director for a number of public and private oil and gas companies. In these positions he was responsible for generating, evaluating, and successfully exploiting oil and gas exploration, development, and acquisition opportunities throughout North America.


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Mr. Meidl has over 15 years of experience in the oil and gas sector. He is Chief
Financial Officer of a private international energy company, headquartered in London, England. Prior thereto, he was an investment banker in the International Oil & Gas group of Thomas Weisel Partners in London (Now Stifel Nicolas). Mr. Meidl was previously the Chief Financial Officer for Arsenal Energy Inc., an international exploration company listed on the Toronto Stock Exchange, which held production assets in Canada and the USA and exploration assets in Egypt, Colombia and Uzbekistan. He qualified as a Chartered Accountant with KPMG in Calgary, where he specialized in oil and gas exploration and production and services. He also holds the ICAEW Corporate Finance qualification and a B. Comm. degree from the University of Saskatchewan (Canada).

The Company also advises that Robert Kamon has retired from the Board, and has also relinquished his duties as Corporate Secretary. Mr. Kamon was a co-founder of ACOR and through his efforts and service led the Company to its vast oil and gas holdings in Australia. The Board of Directors further acknowledges that his contributions to the Company will be missed.

CORPORATE UPDATE

In the second quarter of 2012, the Company will be undertaking a workover program of certain wells on PL 40 and PL 280 which will reactivate two old wells at a cost of A$400,000. The workover program is anticipated to bring total field production to approximately 25 barrels of oil per day.

The Company will also be obtaining an updated reserve and resource report over all of the assets in the Company's portfolio, including the Surat basin assets and ACOR's ATP 582 in the Georgina basin. It is anticipated the report will be finalized in the second quarter of 2012.

CAUTIONARY STATEMENTS

Certain statements in this material may be "forward-looking statements" including outlook on oil and gas prices, estimates of future production, estimated completion dates of acquisitions and construction and development projects, business plans for drilling and exploration, estimated amount and timing of capital expenditures and anticipated future debt levels and royalty rates. Information concerning reserves contained in this material may also be deemed forward-looking statements as such estimates involve the implied assessment that the resources described can be profitably produced in the future. These statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ from those anticipated by ACOR.

Statements contained in this press release and corporate information relating to future results, events and expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties, scheduling, re-scheduling and other factors which may cause the actual results, performance, estimates, projections, resource potential and/or reserves, interpretations, prognoses, schedules or achievements of the Corporation, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, those described in the Corporations' annual reports on Form 40-F or Form 20-F on file with the U.S. Securities and Exchange Commission ("SEC").

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Users are cautioned that these values represent resources, and not reserves as defined by the SEC. Under SEC standards, mineralization may not be classified as a reserve unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Investors are cautioned not to assume that all of measured or indicated resources will ever be converted into reserves.

We seek safe harbor.

For further information on ACOR, please visit our website at www.aussieoil.com, e-mail acorltd@suddenlink.net or call:


1-254-442-2638 (Office)
1-800-290-8342 (Toll Free in the United States)



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